EX-99.2


      Certificate of Amendment to Articles of Incorporation
                 For Nevada Profit Corporations
  (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)



1.   Name of Corporation:     Brownsville Company

2. The articles have been amended as follows (provide article numbers, if available):

      Article 1 is hereby deleted and replaced in its entirety with the following amendment:

          "1.   Name of Corporation.  The name of the corporation
     is URANIUM HUNTER CORPORATION."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 60.64%

4.   Effective date of filing (optional):    2/14/07

5.   Officer Signature (Required): /s/ Adam Cegielski